EXHIBIT 99.1

NEWS BULLETIN	RE: [WRC LOGO]

FROM:	WORLDWIDE
RESTAURANT CONCEPTS
FRB WEBER SHANDWICK
FINANCIAL COMMUNICATIONS	15301 Ventura Blvd., Bldg B, Suite 300
Sherman Oaks, CA 91403
(818) 662-9800
NYSE: SZ

FOR FURTHER INFORMATION:
AT THE COMPANY:		AT FRB¦WEBER SHANDWICK:
Keith Wall	Kim Forster	James Hoyne	Tricia Ross
Vice President and CFO	Vice President, Planning	General Information	Investor/Analyst Contact
(818) 662-9800	(818) 662-9800	(310) 407-6546	(310) 407-6540

FOR IMMEDIATE RELEASE

November 5, 2002

WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES
UPCOMING SECOND QUARTER CONFERENCE CALL

SHERMAN OAKS, Calif.—November 5, 2002—Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today announced that members of the public are invited to listen to the Company’s live quarterly call on the Internet, on Friday, November 15, 2002 at 8:00 AM PT / 11:00 AM ET. The conference call will feature Charles Boppell, President and CEO and Keith Wall, CFO, of Worldwide Restaurant Concepts, in a discussion of second quarter financial results and operating developments.

Financial results will be released over the news wires before the market opens on Friday, November 15, 2002. The public will have the opportunity to listen to the live conference call over the Internet through the Company’s Web site at www.wrconcepts.com and through CCBN at www.companyboardroom.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 322 Sizzler® restaurants worldwide, 109 KFC® restaurants primarily located in Queensland, Australia, and 15 Pat & Oscar’sSM restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

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